UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025 (April 24, 2025)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2025, Volcon, Inc. (the “Company”) entered into an Amended and Restated Supplier Agreement (the “Agreement”) with Venom-EV (“Venom”), which amends and restates the Supplier Agreement entered into on February 25, 2025. Pursuant to the terms of the Agreement, the Venom appointed the Company to act as Venom’s supply representative for Venom’s gold carts (the “Products”) of the Products to the Buyer during the term of Agreement. Pursuant to the Agreement, the Company will purchase Products, as determined by Venom, from the manufacturer of the Products, of up to $2.0 million in purchases (the “Purchase Limit”). Payment terms for Products will be net 100 days from the earlier of: (i) date the Products leave the manufacturer’s facility or upon the sale of the Products, and once payment for Products is received by the Company, Venom may place additional purchase orders for up to the Purchase Limit. Pursuant to the Agreement, Venom will pay 5% of the order price to the Company, payable with the repayment for the Products.

Pursuant to the Agreement, Venom will be responsible for all shipping costs, tariffs, duties and fees to import the Products, which shall be paid within 10 days, and will be responsible for any product liability claims resulting from the use of the Products by the end user. In addition, Venom will be responsible for all documentation needed for sale of Products and shall be responsible for the warranty to be provided with respect to the Products sold by Venom.

The term of the Agreement is for one year, which can be extended for additional one-year periods by the parties. The Agreement may be terminated immediately by either party in the event of a breach of the Agreement by the other party, or by either party if the other party: (i) becomes insolvent or bankrupt, becomes unable to pay its debts as they fall due, or files a petition for voluntary or involuntary bankruptcy or under any other insolvency law; (ii) makes or seeks to make a general assignment for the benefit of its creditors, seeks reorganization, winding-up, liquidation, dissolution, or other similar relief with respect to it or its debts; or (iii) applies for, or consents to, the appointment of a trustee, receiver, or custodian for a substantial part of its property.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amended and Restated Supplier Agreement, dated April 24, 2025, by and between Volcon, Inc. and Venom-EV
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: April 30, 2025	/s/ Greg Endo
Greg Endo Chief Financial Officer

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